UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-16686 (Commission File Number)	58-1486040 (IRS Employer Identification No.)

180 Mt. Airy Road, Suite 102
Basking Ridge, NJ   07920
(Address of principal executive offices)

(908) 766-4400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers.

On December 31, 2008, Michael Becker, the then President and Chief Executive Officer and member of the Board of Directors of VioQuest Pharmaceuticals, Inc. (the “Company”), tendered his resignation from each of those positions.

Item 8.01	Other Events.

On January 15, 2009, VioQuest Pharmaceuticals, Inc. consummated a series of transactions with Cahaba Pharmaceuticals, LLC resulting in the transfer of certain licenses, assets and intellectual property related to the Company’s product candidates Xyfid™ (1% uracil topical) and VQD-002 (triciribine phosphate monohydrate), as well as a transfer of rights to any priority review voucher potentially generated from the development of Lenocta™ (sodium stibogluconate) from VioQuest to Cahaba. At closing, Cahaba remitted an aggregate of $250,000 to VioQuest and certain of its vendors and licensees. The Company may also receive future payments upon the successful achievement of specified development, regulatory and commercialization milestones and may receive royalties based on sales of any resultant products. The subject licenses were limited in scope to the North American market, with options for specified additional geographic territories under certain conditions.  The Company has retained certain geographic rights to these product candidates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: March 12, 2009	By:	/s/ Christopher P. Schnittker
Christopher P. Schnittker
Vice President &
Chief Financial Officer